UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2004

ThermoEnergy Corporation

(Exact name of registrant as specified in its charter)

Arkansas	33-46104-FW	71-00659511

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Identification Number)

323 Center Street, Suite 1300, Little Rock, AR		72201

(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: (501) 376-6477

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURE
EXHIBIT INDEX
Ex-99.1 Notice of Rescission
Ex-99.2 Letter from P.L. Montesi to Shareholders

Item 5. Other Events.

     ThermoEnergy Corporation (the “Company”) disclosed in its Form 10-KSB for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004, that during the fourth quarter of 2003 and the first quarter of 2004, it issued 3,714,494 shares (the “Shares”) of common stock (the “Common Stock”) for gross proceeds of approximately $1,114,348. The Company concluded that in the circumstances of the transactions in which the Shares were issued there was not an available exemption from the registration requirements of the Securities Act of 1933, as amended. Accordingly, on April 10, 2004, the Company mailed a Notice of Rescission Offer/Confirmation of Purchase of Shares of Common Stock (the “Notice”) to all purchasers of the Shares during the period of October 1, 2003 to February 26, 2003, whereby the purchasers of the unregistered Shares have the right to rescind their purchase of the Shares and to receive a refund of their purchase price or, alternatively, they may affirm their purchase of the Shares (the “Rescission Offer”). As set out in the Notice, the Rescission Offer will terminate on May 10, 2004. The Notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. A letter from the Company’s President that accompanied the Notice is attached to this Current Report on Form 8-K as Exhibit 99.2.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 15, 2004	THERMOENERGY CORPORATION
	By:	/s/ P.L. Montesi
P.L. Montesi
President, Treasurer and Principal Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	ThermoEnergy Corporation Notice of Rescission Offer/Confirmation of Purchase of Shares of Common Stock, dated April 10, 2004

99.2	Letter dated April 10, 2004 from P.L. Montesi to ThermoEnergy Shareholders